EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2024, relating to the financial statements of Clean Harbors, Inc. and the effectiveness of Clean Harbors, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Clean Harbors, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 23, 2024